Form 3 Joint Filer Information

Name: 	Steven B. Sands

Address:	90 Park Avenue
		New York, New York

Designated Filer: Eye of the Round, LLC

Issuer & Ticker Symbol: Steakhouse Partners, Inc. (SIZLQ)

Date of Event
  Requiring Statement: 3/22/04

Signature:		/s/ Steven B. Sands (By Alexandria A. McGuire by Power of Attorney)
			Steven B. Sands